                                                                     Exhibit 2.1

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------
                          AND PLAN OF REORGANIZATION
                          --------------------------


     THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on August 6, 1999 by and among G.P. PROPERTIES, INC., a Nevada corporation ("Company"), and the stockholders of KWIK WEB, INC., a California corporation ("Kwik Web"), listed on the list of selling stockholders ("List of Selling Stockholders") attached as Exhibit "A" hereto and who have executed this Agreement ("Selling Stockholders").

                                R E C I T A L S
                                - - - - - - - -

     A. The Company has authorized capital stock consisting of 25,000,000 shares of common stock ("Common Stock"), $.001 par value, of which 3,510,000 shares of Common Stock are issued and outstanding.

     B. Kwik Web has authorized capital stock consisting of 2,000 shares of common stock, no par value, of which 100 shares ("Kwik Web Shares") are issued and outstanding and held by the Selling Shareholders.

     C. The Selling Stockholders wish to sell, and the Company wishes to acquire, all of the Kwik Web Shares on the Closing Date (as defined below), in exchange for the Company's issuance to the Selling Stockholders of an aggregate of 6,000,000 shares (" Company Shares") of Common Stock, subject to and upon the terms and conditions hereinafter set forth.

                               A G R E E M E N T
                               - - - - - - - - -

     It is agreed as follows:

     1.   SECURITIES PURCHASE AND REORGANIZATION.
          --------------------------------------

          1.1  Agreement to Exchange Securities.  Subject to the terms and
               --------------------------------
upon the conditions set forth herein, each Selling Stockholder agrees to sell, assign, transfer and deliver to the Company, and the Company agrees to purchase from each Selling Stockholder, at the Closing (as defined below), the Kwik Web Shares owned by the respective Selling Stockholder as set forth on the List of Selling Stockholders, in exchange for the transfer, at the Closing, by the Company to each Selling Stockholder of a pro rata share of the Company Shares. A Selling Stockholder's pro rata share of the Company Shares shall be determined by multiplying the total number of the Company Shares (i.e., 6,000,000 shares of
                                                       ----
Common Stock) by a fraction, the numerator of which is the total number of Kwik Web Shares owned by the Selling Stockholder at the Closing and the denominator of which is the total number of Kwik Web Shares issued and outstanding at the Closing.
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          1.2  Instruments of Transfer.
               -----------------------

               (a)  Kwik Web Shares.  Each Selling Stockholder shall deliver
                    ---------------
to the Company original certificates evidencing the Kwik Web Shares along with executed stock powers, in form and substance satisfactory to the Company for purposes of assigning and transferring all of their right, title and interest in and to the Kwik Web Shares. From time to time after the Closing Date, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to more effectively transfer to the Company the securities intended to be transferred hereunder.

               (b)  The Company Shares.  The Company shall deliver to the
                    ------------------
Selling Stockholders on the Closing Date original certificates evidencing the Company Shares, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Company Shares. From time to time after the Closing Date, and without further consideration, the Company will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them the Company Shares.

          1.3  Closing.  The closing ("Closing") of the exchange of the Kwik Web
               -------
Shares and the Company Shares shall take place at the offices of Kwik Web, at 10:00 a.m., local time, on August 6, 1999, or at such other time and place as may be agreed to by the Selling Shareholders and the Company ("Closing Date").

          1.4  Tax Free Reorganization.  The parties intend that the transaction
               -----------------------
under this Agreement qualify as a tax free reorganization under Section 368
(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     2.   DELIVERIES AT CLOSING.
          ---------------------

          2.1  Company's Deliveries at Closing.  At the Closing, the Company
               -------------------------------
shall deliver or cause to be delivered to the Selling Stockholders all of the following:

               (a) certificates representing the Company Shares, registered in the names of the Selling Stockholders;

               (b) Officer's Certificates signed by Eileen Sturtevant and Anne Winton in the form attached hereto as Exhibit "B";

               (c) certified resolutions of the Board of Directors of the Company authorizing consummation of the transactions contemplated by this Agreement; and

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               (d)  a certified list of the record holders of the Common Stock evidencing that the Company has 3,510,000 shares of Common Stock issued and outstanding; and

               (f) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

          2.2  Selling Stockholders' Deliveries at Closing.  At the Closing, the
               -------------------------------------------
Selling Stockholders shall deliver or cause to be delivered to the Company all of the following:

               (a) original certificates representing the Kwik Web Shares, along with duly executed stock powers, in form and substance satisfactory to the Company; and

               (b) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

     3.   REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.  Each
          ----------------------------------------------------------
Selling Stockholder severally represents, warrants and covenants to and with the Company with respect to himself, as follows:

          3.1  Power and Authority.  The Selling Stockholder has all requisite
               -------------------
individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms.

          3.2  Ownership of and Title to Securities.  The Selling Stockholder
               ------------------------------------
represents that the Selling Shareholders are the sole owners of all of the issued and outstanding shares of capital stock of Kwik Web and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of Kwik Web held by the Selling Stockholder or any other persons. The Selling Stockholder represents that the Selling Stockholder has and will transfer to the Company good and marketable title to the Kwik Web Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

          3.3  Investment and Related Representations. The Selling Stockholder
               --------------------------------------
is aware that neither the Company Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities law. The Selling Stockholder understands that the Company Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable

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regulations such securities may be resold without registration under the
Securities Act only in certain limited circumstances. The Selling Stockholder agrees that the Selling Stockholder will not sell all or any portion of the Company Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Selling Stockholder understands that each certificate for the Company Shares issued to the Selling Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 3.3 and that the Company shall refuse to transfer the Company Shares except in accordance with such restrictions.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.  The Company
          --------------------------------------------------------
represents, warrants and covenants to and with each of the Selling Stockholders as follows:

          4.1  Organization and Good Standing.  The Company is a corporation
               ------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.

          4.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 25,000,000 shares of Common Stock, $.001 par value, of which 3,510,000 shares of Common Stock issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no warrants, options, subscriptions, calls, other similar rights to purchase any of the Company's authorized and unissued Common Stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among the Company, its shareholders, or any of them.

          4.3  No Subsidiaries.  The Company does not control, or have any
               ---------------
interest in, directly or indirectly, any corporation, partnership, business trust, association or other business entity.

          4.4  Validity of Transactions.  This Agreement, and each document
               ------------------------
executed and delivered by the Company in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors and shareholders of the Company, have been duly executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity. The Company Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Company Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

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          4.5  Approvals and Consents. There are no permits, consents, mandates
               ----------------------
 or approvals of public authorities, either federal, state or local, or of any third party necessary for the Company's consummation of the transactions contemplated hereby.

          4.6  SEC Reports.  The Company has delivered to the Selling
               -----------
Stockholders its registration statement on Form 10-SB, as amended to date, and all quarterly reports on Form 10-QSB subsequently filed with the Securities and Exchange Commission (collectively, the "SEC Reports"). The information in the SEC Reports, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.7  Litigation.  There are no suits or proceedings (including without
               ----------
limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the financial condition, results of operations, prospects or business of the Company, or which questions the validity of this Agreement or any action to be taken in connection therewith, and the Company is subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. The Company has not commenced nor currently intends to commence any legal proceedings against any other person or entity.

          4.8  Disclaimer of Warranty.  The Company is acquiring the Kwik Web
               ----------------------
Shares "AS-IS", "WHERE-IS" and "WITH ALL FAULTS" and subject to any conditions which may exist, without any representations or warranties by the Selling Stockholders except as expressly provided herein. The Company acknowledges that it is relying solely upon its own inspections, examinations and evaluations of the Kwik Web Shares and Kwik Web and is accepting assignment of the Kwik Web Shares without the standard representations, warranties or covenants customarily provided to the purchaser of a business.

          4.9  Taxes.  All federal income tax returns and state and local
               -----
income tax returns for the Company have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on the Company have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against the Company and there are no pending, or to the knowledge of the Company, threatened tax audits, examinations or claims.

          4.10 No Defaults.  No material default (or event which, with the
               -----------
passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation either of the Company under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which the Company is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of the Company, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

          4.11  Corporate Documents.  The Company has furnished to the Selling
                -------------------
Stockholders true and complete copies of the Articles of Incorporation and Bylaws of the Company certified by its secretary and copies of the resolutions adopted by the Company's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. The Company has made available to the Selling Stockholders and their representatives all corporate minute books of the Company, and such minute books contain complete and accurate records of the proceedings of the Company's shareholders and directors.

          4.12  Contracts and Other Commitments. The Company does not have and
                -------------------------------
is not bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

          4.13  Compliance with Laws.  The Company has complied in all material
                --------------------
respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          4.14  No Assets or Liabilities.  The Company represents and warrants
                ------------------------
that it does not have any assets, liabilities or operations.

          4.15  Brokers and Finders.  The Company has not incurred, nor shall it
                -------------------
incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          4.16  SEC Registration.  On or about the end of May 1999, the Company
                ----------------
received oral confirmation from the Division of Corporate Finance of the Securities and Exchange Commission ("SEC") that the SEC would not have any further comments regarding the Company's Form 10-SB Registration Statement, including the amendments thereto.

     5.   Registration Rights.
          -------------------

          5.1   Definitions.  As used in this Section 7, the following terms
                -----------
have the meanings indicated:

                (a) "Demand Registration" has the meaning assigned such term in
Section 5.3(a).

               (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (c) "Inspector" has the meaning assigned such term in Section 5.5(a)(viii).

               (d) "Holders" means the Selling Stockholders and any Person to whom Registrable Securities are transferred by any of them other than a transferee to whom such securities have been transferred pursuant to a registration statement under the 1933 Act or Rule 144 (as defined below).

               (e) "NASD" has the meaning assigned such term in Section 5.5(a)(xiv).

               (f) "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               (g) "Registrable Securities" mean each of the following: (a) for each of the Selling Stockholders, ten percent (10%) of the Company Shares issued to the Selling Stockholder, and (b) any shares of Common Stock issued or issuable to the Holders of the shares of Common Stock considered by subparts (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock issuable upon conversion, exercise or exchange thereof.

               (h) "Registration Expenses" has the meaning assigned to such term in Section 5.5(d).

               (i) "Rule 144" means Rule 144 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

               (j)  "SEC" means the Securities and Exchange Commission.

               (k) "Underwriter" has the meaning assigned such term in Section 5.3(e).

          5.2  Securities Subject to this Agreement.
               ------------------------------------

               (a)  Registrable Securities. For the purposes of this Agreement,
                    ----------------------
Registrable Securities will cease to be Registrable Securities when a registration statement covering such Registrable Securities has been declared effective under the 1933 Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

               (b)  Holders of Registrable Securities. A Person is deemed to
                    ---------------------------------
be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

          5.3  Demand Registration.
               -------------------

               (a)  Request for Demand Registration.  At any time commencing
                    -------------------------------
six (6) months from the Closing, the Holders of a majority of the outstanding Registrable Securities may make a written request for registration (such Holders making such request being deemed to be "Initiating Holders") of Registrable Securities under the 1933 Act, and under the securities or blue sky laws of any jurisdiction reasonably designated by such Holder or Holders (a "Demand Registration"); provided, the Company will not be required to effect more than one (1) Demand Registration at the request of the Holders pursuant to this
Section 5.3. Such request for a Demand Registration shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within 15 days after the receipt of such request, the Company shall give written notice thereof to all other Holders holding Registrable Securities (the "Non-Initiating Holders") and include in such registration all Registrable Securities held by a Holder with respect to which the Company has received written requests for inclusion therein within 15 days of the receipt by such Holder of such written notice. Each such request shall specify the number of Registrable Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired.

               (b)  Effective Demand Registration. A registration shall not
                    -----------------------------
constitute a Demand Registration until it has become effective and remains continuously effective until the earlier of (i) the date of sale of all Registrable Securities registered thereunder or (ii) 60 days from the effective date. The Company shall use its best efforts to cause any such Demand Registration to become effective not later than 60 days after it receives a request under Section 5.3(a) hereof.

               (c)  Expenses. The Company shall pay all Registration Expenses
                    --------
(other than underwriting discounts and commissions) in connection therewith, whether or not such

Demand Registration becomes effective; provided, however, that each Holder participating in such Demand Registration shall bear the costs of its own legal counsel.

               (d)  Underwriting Procedures. If Initiating Holders holding a
                    -----------------------
majority of the Registrable Securities held by all such Initiating Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Underwriter selected in accordance with Section 5.3(e). In such event, if the Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse affect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Underwriter may be sold without any such material adverse affect and shall reduce, first as to any stockholders who are the Non-Initiating Holders as a group and then as to the Initiating Holders as a group, pro rata within each group based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Holder in such registration.

               (e)  Selection of Underwriters. If any Demand Registration of
                    -------------------------
Registrable Securities is in the form of an underwritten offering, the Initiating Holders holding a majority of the Registrable Securities held by all such Initiating Holders shall, in their discretion, select and obtain an investment banking firm to act as the managing underwriter of the offering (the "Underwriter"), subject to approval by the Company which shall not be unreasonably withheld.

          5.4  Holdback Agreements and Termination.
               -----------------------------------

               (a)  Delay of Rights Under Special Circumstances.  Upon receipt
                    -------------------------------------------
by the Company of a request for Demand Registration pursuant to Section 5.3(a) hereof, the Company shall have the right, in the event that the Company is then engaged in business negotiations which would be materially adversely affected by a Demand Registration, to delay the effectiveness of such request by the Initiating Holders for a period of up to 30 days. The Company shall exercise the foregoing delay right by delivering to the Initiating Holders, within 5 days after the receipt of such request, a written notice attesting to the necessity of such a delay.

               (b)  Restrictions on Demands by Holders and Termination of
                    -----------------------------------------------------
Demand Rights. Subject to the provision of Section 5.6 hereof, each Holder of
-------------
Registrable Securities agrees that the right to request a Demand Registration shall be suspended for a period of up to 180 days commencing upon the date the Company executes a letter of intent with an underwriter for a firm commitment underwritten public offering of its securities having an aggregate offering price of not less than $10,000,000, provided that a registration statement with respect to such offering is filed by the Company with the SEC within 45 days from the date of execution of such letter of intent. The foregoing suspension of the rights of the Holders will cease if such registration statement is not declared effective by the SEC within 60 days of the filing thereof.

          5.5  Registration Procedures.
               -----------------------

               (a)  Obligations of the Company. Whenever registration of
                    --------------------------
Registrable Securities has been requested pursuant to Section 5 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                    (i) diligently use its best efforts to prepare and file with the SEC a registration statement on any form for which the Company then qualifies of which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as hereinafter defined) with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                    (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 60 days, or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                    (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.5(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                    (v) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                    (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                    (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Underwriter, if any, selected as provided in Section 5.3) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                    (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries, officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the information in such records has been made generally available to the public other than through a breach of the confidentiality requirement set forth above. Each Seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is required by any court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                    (ix) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

                    (x) use its best efforts to furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                    (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 5.10(a) of the 1933 Act;

                    (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided, that the applicable listing requirements are satisfied;

                    (xiii) keep each seller of Registrable Securities advised in writing as to the initiation and progress of any registration hereunder;

                    (xiv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                    (xv) use best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

               (b)  Seller Information  The Company may require each seller of
                    ------------------
Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

               (c)  Notice to Discontinue.  Each Holder of Registrable
                    ---------------------
Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(a)(vi), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.5(a)(vi) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 5.5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.5(a)(vi) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 5.5(a)(vi).

               (d)  Registration Expenses.  The Company shall pay all expenses
                    ---------------------
(other than as set forth in Section 5.3(c)) arising from or incident to the performance of, or compliance with, the terms of Section 5 of this Agreement, including without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained (which insurance the Company agrees to use its best efforts to obtain upon the reasonable request of any seller of Registrable Securities) retained in connection with any Demand Registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. All of the expenses described in this Section 5.5(d) are referred to herein as "Registration Expenses."

          5.6  Piggy-Back Registration.  If the Company proposes to file a
               -----------------------
registration statement under the Act, other than pursuant to Section 5.3 hereof, with respect to an offering by the Company for its own account of any class of security (other than a registration statement on Form S-4 or S-8 or any successor or other forms not available for registering capital stock for sale to the public), then the Company shall give written notice of such proposed filing to each of the Holders of Registrable Securities at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company shall use its best efforts (within ten days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the Holders of Registrable Securities who have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Holders of Registrable Securities that the total amount or kind of securities which they, the Company and any other persons or entities intend to include in such offering (the "Total Securities") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, then the amount or kind of securities to be offered for the account of such Holders and such other persons or entities (other than the Company) shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter, provided that the Holders shall have first priority to participate in the registration over all other holders of registration rights. Unless waived by a Holder in writing, each Holder shall have the right to participate pro rata based upon the proportion of the Registrable Securities held by them bears to all Registrable Securities.

          5.7  Indemnification; Contribution
               -----------------------------

               (a)  Indemnification by the Company. The Company agrees to
                    ------------------------------
indemnify, to the fullest extent permitted by law, each Holder, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the 1933 Act or the Exchange Act) such Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation or defending such claim and any amounts paid in any settlement effected with the Company's consent) arising out of or based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the 1933 Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

               (b)  Indemnification by Holders. In connection with any
                    --------------------------
registration statement in which a Holder is participating pursuant to this
Section 5, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each Holder agrees to indemnify, to the fullest extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the 1933 Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to any statement or alleged statement in or omission or alleged omission from such registration statement if such statement or omission was made in reliance upon and in conformity with information furnished in writing by such Holder; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 5.7(b) shall be limited to the net proceeds received by such Holder in the offering to which the registration statement or prospectus relates.

               (c)  Conduct of Indemnification Proceedings. Any Person entitled
                    --------------------------------------
to indemnification hereunder (the "Indemnification Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless
(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct, (B) there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, or (C) in the reasonable judgment of the Indemnified Party, upon the advice of counsel, a conflict of interest may exist between the Indemnified Party and the Indemnifying Party. In any of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

               (d)  Contribution. If the indemnification provided for in this
                    ------------
Section 5.7 from the Indemnifying Party is unavailable to an Indemnified
Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified

Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.7(a), 5.7(b) and 5.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person.

          5.8  Rule 144.  The Company covenants that, from and after the date
               --------
that the Company has a class of equity securities registered under the Exchange Act, it shall (i) file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder; (ii) make and keep public information available as those terms are understood and defined in Rule 144; and (iii) take such further action as each Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

     6.   MISCELLANEOUS.
          -------------

          6.1  Cumulative Remedies.  Any person having any rights under any
               -------------------
provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

          6.2  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          6.3  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

          6.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

          6.5  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

          6.6  Survival of Representations.  All representations, warranties and
               ---------------------------
agreements contained herein or made in writing by the Company and the Selling Stockholders in connection with the transactions contemplated hereby except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

          6.7  Expenses and Attorney Fees.  The Company and the Selling
               --------------------------
Stockholders shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

          6.8  Waiver of Conditions.  At any time or times during the term
               --------------------
hereof, the Company may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and the Selling Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          6.9  Partial Invalidity.  If any term, covenant or condition of this
               ------------------
Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          6.10 Successors and Assigns.  The terms, covenants and conditions
               ----------------------
contained herein shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

          6.11 Law Governing.  This Agreement shall be construed and
               -------------
interpreted in accordance with and governed and enforced in all respects by the laws of the State of California.

          6.12 Attorneys' Fees.  If any action at law or in equity is
               ---------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                           [Continued on next page]

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


                                   "Company"

                                   G.P. PROPERTIES, INC.,
                                   a Nevada corporation


                                   By: /s/ Eileen Sturtevant
                                      -----------------------------------
                                      Eileen Sturtevant, President



           [Signatures of Selling Stockholders Appear on Exhibit A]

                                   EXHIBIT A

                         LIST OF SELLING STOCKHOLDERS
                         ----------------------------


                                                  Number of Kwik Web
Name and Address of                               Shares Owned by Selling
Selling Stockholder            Signature          Stockholder
-------------------            ---------          --------------------------


Richard Kaestner          /s/ Richard Kaestner               58
                       --------------------------


Alex Tsakiris             /s/ Alex Tsakiris                  42
                       --------------------------

                                   EXHIBIT B

                             OFFICER'S CERTIFICATE
                             ---------------------


     Eileen Sturtevant hereby certifies the following to Richard Kaestner and Alex Tsakiris ("Selling Stockholders"):

     1. I am the duly elected and acting President and Secretary of G.P. Properties, Inc., a Nevada corporation ("Company").

     2. This Officer's Certificate is being delivered to the Selling Stockholders pursuant to Section 2.1(b) of the Securities Purchase Agreement And Plan Of Reorganization ("Agreement") dated August 6, 1999 by and between the Company and the Selling Stockholders.

     3. All of the representations and warranties of the Company made in the Agreement are true and correct in all material respects on and as of the date hereof as though such representations and warranties had been made or given on and as of the date hereof .

     4. The Company has performed and complied in all material respects with all of the covenants and agreements made in the Agreement to be performed by or complied with by the Company on or prior to the date hereof.

     Executed effective as of August 6, 1999.

                                        /s/ Eileen Sturtevant
                                        -----------------------------------

                                     -2-